UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

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FORM 10

Amendment Number 3

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GENERAL FORM FOR REGISTRATION OF SECURITIES Pursuant

to Section 12(b) or (g) of The Securities Exchange Act of 1934

GOLDEN EDGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

          Delaware                                             45-2283057

(State or other jurisdiction of                            (I.R.S. Employer

 incorporation or organization)                           Identification No.)

           629 Neals Lane

Gallatin, Tennessee                                         37066

(Address of principal executive offices)                          (Zip code)

       Registrant's telephone number, including area code: (770) 329-5298

Copies to:

Daniel C. Masters, Esq.

P. O. Box 66

La Jolla, CA 92038

(858) 459-1133 - Tel

(858) 459-1103 - Fax

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock - $0.0001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                     Accelerated filer [ ]

Non-accelerated filer [ ]                       Smaller reporting company [X]

ITEM 1.    BUSINESS

BACKGROUND OF THE COMPANY

Golden Edge Entertainment, Inc. (the “Company” or the “Issuer”) is an entertainment production company originally incorporated under the name Retail Spicy Gourmet, Inc. on December 30, 2010 in Delaware. The name was changed by amendment to the Certificate of Incorporation to Golden Edge Entertainment on February 26, 2013.

     The Company was originally incorporated as part of the implementation of the Chapter 11 plan of reorganization of Spicy Gourmet Organics, Inc. ("SGO"), a California corporation. SGO was formed in 2006 to sell specialty, organic spices  imported from South Asia in the United States. Sales of SGO’s spice products were slow to develop, and SGO filed a voluntary petition for bankruptcy under Chapter 11 in the U.S. Bankruptcy Court for the Central District of California. SGO's plan of reorganization was confirmed by the Court on November 19, 2010. The plan of reorganization provided, among other things, for the incorporation of this Issuer, the acquisition by it of SGO's retail spice sales business, and the distribution of shares in this Issuer to the bankruptcy creditors. Management of the Company was unsuccessful in developing the retail spice business, and searched for another business opportunity. The present business plan is the result of that search.

The Company is a shell company. A shell company, as defined under Rule 12b-2 of the Securities Exchange Act of 1934, is a registrant that has no or nominal operations and either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Currently we have no operations, no revenues, and our assets consist solely of $5,000 in cash. Therefore we are a shell company as defined under Rule 12b-2. We do not believe that the Company is a blank check company because the Company has no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

DESCRIPTION OF CURRENT BUSINESS

Golden Edge Entertainment, Inc. (the “Company” or the “Issuer”) will be primarily engaged in the business of providing professional services to the music recording industry. We intend to develop three sources of revenue: 1) Revenue from studio based recording production services; 2) Revenue from services related to the manufacture of CDs and uploading digital files to internet sites; 3) Revenue from services related to the manufacture of music related merchandise. We will not be engaged in the sale of music or related merchandise to the public.

We will derive our revenue much as a general building contractor does: we will organize and manage the work of sub-contractors - studios and professionals involved in music recording, manufacture of CDs, and manufacture of promotional merchandise, and we will charge our clients a fee which covers the cost of these sub-contractors as well as our management of them and profit.

Production Activities

The activities and responsibilities of a music producer vary widely. At a minimum, as a recording producer we will rent, on an hourly or daily basis,

a recording studio equipped to provide all of the services necessary for recording and editing finished audio products. We will also hire the professionals necessary for production of the desired recording including engineers, technicians, musicians, etc. Like our rental of a studio, we will hire these production professionals on an hourly or daily basis. Our headquarters is in Gallatin, Tennessee a community which is home to several studios and music production professionals, and Gallatin is only 30 miles from Nashville, Tennessee, a city with more than 100 recording studios and numerous music professionals. We will charge the client, which may be a recording artist or the manager of an artist or the end user such as a company recording an advertisement, a production fee that incorporates these costs and includes a markup for our services. For the foreseeable future we will charge the client for recording services in advance, thus eliminating the need for our own capital to cover this aspect of our operations.

Our role as a producer may also expand to include identifying and contracting with musical groups and individual artists and promoting their talent. This also involves conducting recording sessions and overseeing the mixing and mastering process, but it can also involve coaching and guiding musicians and planning and directing their promotion.

We have been offered the opportunity to rent studio space in a state of the art, full production audio recording facility located in Gallatin, Tennessee, just 25 minutes North of Nashville, Tennessee. The facility has two control rooms, a main tracking room of 676 square feet, and separate piano, drum, guitar, and vocal recording rooms, as well as a CD duplicating capabilities. These recording capabilities are important because music is recorded in sections, with each part being recorded separately. For instance, the piano is recorded on one track, bass on another, vocals on another, and so on until all of the parts have been recorded. “Mixing” then, is the process of adjusting the volumes of the tracks in relation to each other, adding sound effects, re-tuning, and generally enhancing the individual parts as deemed necessary to attain the desired end product. “Mastering” is the process of fine-tuning the end product achieved in mixing by boosting or reducing levels throughout the frequency range of the soundtrack to tailor it to the medium of intended playback. The Gallatin facility also has two bathrooms, a full kitchen, and offices.

We are under no obligation to rent this studio on any basis – hourly, daily, weekly, or monthly – however we have the opportunity to rent it, should we wish to do so, on an hourly or daily basis. As noted above, our business model involves renting studio space and hiring recording professionals including engineers, technicians, musicians, etc. by the hour or by the day using and paying for only the time we actually need the studio and the professionals, and we will charge the client a fee which incorporates these costs and includes a profit for our services. There are many competing studios in the area should we wish to utilize another one, however management believes that this studio will meet all of the Company’s recording and CD manufacturing needs for the foreseeable future. The Company can rent this studio for $85 per hour or $850 per day.

In all of our producing activities revenue will be initiated through prior industry contacts of our President, Edgel Groves, and one of our other directors, Edgel Groves, Jr., as well as through internet advertising via a Company web page (which is not currently in place), and traditional print marketing. The Company has not generated any production revenues to date and cannot guarantee that any revenues will be generated.

Production of CDs and other Digital Recordings

Our professional services to the music industry will include production of finished audio products such as compact discs and digital music files. Musicians and musical groups sell music which they have recorded in the form of CDs to their fans at concerts and from websites. These CDs must be manufactured and packaged. We will provide the service of organizing the manufacture, packaging, and storage of CDs for musical groups, most of whom we expect will be using our music production services. Production of CDs in quantities up to 500 units will be done by the Company using the equipment available at the Gallatin studio or a similar facility. Larger quantity production will be outsourced to major duplicators and packaging plants which specialize in this, of which there are several. We have contacted several such facilities in the vicinity of Nashville, Tennessee to learn pricing, availability, and turnaround time. All are available to us, from multiple sources, on acceptable terms, without an advance contract, and therefore we have not entered into an agreement with any one of them. For the foreseeable future we will require payment in advance, at least equal to actual cost, for wholesale production of CDs, thus eliminating the need for our own capital to cover this aspect of our operations. We will also provide services to musicians by assisting them in registering with and uploading their music for sale to sites such as Apple’s “iTunes”. We will not be in the business of selling music. We will be in the business of providing professional support services to musicians engaged in direct-to-fan sales.

Promotional Merchandise

Many musicians and musical groups sell not only CDs but also other promotional merchandise such as T-shirts and caps, especially at concerts. We will provide the service of arranging for the manufacture of such merchandise for our artists and for others seeking such services. We will outsource the actual production of these items and charge a markup for our services. We have contacted several promotional merchandise manufactures both locally and nationally to discuss pricing, availability, and turnaround time of products including screenprinted and embroidered T-shirts and caps. All are available to us, from multiple sources, on acceptable terms, without an advance contract, and therefore we have not entered into an agreement with any one of them. For the foreseeable future we will charge the client for promotional merchandise in advance, at least equal to actual cost, thus eliminating the need for our own capital to cover this aspect of our operations.

Management

The Company is completely dependent on its President, Edgel Groves, for its business development. Mr. Groves’ career includes over thirty-five years as a recording artist, producer, songwriter and owner of a music publishing house. In 1981 he recorded the hit single “Footprints in the Sand” which sold millions of copies and was #1 in "country music," became a cross over hit, and reached #1 in “Christian and country gospel music.” It was also voted the number one requested song of 1981 by American radio DJs. Since then he has released several other recordings including a nine song CD, has given many concerts and TV appearances, and has produced TV music specials for WATC in Atlanta. As a result of his accomplishments he is well known in the music industry and has many friends and contacts among recording artists and among executives of entertainment related companies in the music industry. We believe Mr. Groves’ extensive background in the music and recording industry will bring key alliances in the industry to the Company. Mr. Groves and the Company’s three other directors (we have a total of four directors) have orally agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act reporting requirements, provided that they are officers or directors of the Company when the obligation is incurred. They have not set a maximum dollar amount that they are willing to provide to the Company, and they are not contractually obligated to fund the Company, and the Company cannot provide assurance that their funding will continue in the future.

The Company has no employees. Our President, Edgel Groves, is devoting approximately 30 hours per week to the affairs of the Company but he receives no compensation for this. The Company’s other three directors devote approximately one hour per week to the affairs of the Company and receive no compensation. The directors will consider compensation for Mr. Groves and the addition of employees when and if operating revenues develop.

Competition

The Company faces substantial competition from a number of providers of similar services. The Company operates in a highly fragmented industry. For example, in Nashville, Tennessee alone there are more than 100 music recording studios. Some studios are operated by a single recording producer, but others are rented out by the hour or by the day by various recording producers. Thus the number of recording producers in Nashville with whom we will compete is larger than the number of recording studios. Many of the Company's competitors, particularly those competitors who are large, have substantially greater financial, manufacturing, marketing and technical resources, have greater name recognition and customer allegiance than the Company.

While the fragmentation of the industry means the Company will have many competitors, some of those competitors are small and not well known. At the same time, some large, well financed, and well known businesses in the industry may not only be competitors but also customers. This is because the music industry, like the film and television industries, farms out much of its production. For example, music sold under the Sony Music label is often produced in small, independent recording studios, just as sit coms airing on CBS are frequently filmed not at a CBS studio but at an independent facility.

Management believes that it has certain competitive advantages in such a fragmented industry. First among these advantages are the many contacts within the industry that the Company’s president has built up over the years. (See “Management” above.) We believe that these contacts will result in recording business. Second are the many contacts that another of our directors, Edgel Groves, Jr., brings to the Company. He is the manager of artists and repertoire, publicity, and product management for InsideOut Music, a subsidiary of Century Media Records devoted to progressive rock music. As A&R manager for InsideOut he is responsible for all 47 bands managed by the label in North America. Prior to InsideOut he worked with and/or managed numerous other bands in the United States and Europe. (See “Resumes” below.) Our third advantage is the high quality of the Gallatin studio where we expect to do much of our recording. Its construction quality, equipment, and amenities put it in the top tier of recording studios in the United States, easily capable of recording and mixing music for the most demanding artists.

JOBS Act

       Recently the United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

       We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

            In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) and the election is irrevocable.

ITEM 1A. RISK FACTORS.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this registration statement before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

We have no operating history and no revenues or earnings from operations.

We have no assets other than a small amount of cash. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until we produce our first music recordings, or sell our first recorded music, or sell our first merchandise. Further, there is no assurance that we will produce a recording or sell recorded music or sell any merchandise, or, if we do, that the sales price will be such that we can operate profitably. Even if we do achieve profitability, we may be unable to sustain or increase that profitability in the future. Results of operations will depend upon numerous factors, some beyond our control, including market acceptance of our products and services and competition. If we do not develop operations and revenues, the value of any investment in our Company may become worthless.

We are a shell company.

  A shell company, as defined under Rule 12b-2 of the Securities Exchange Act of 1934, is a registrant that has no or nominal operations and either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Currently we have no operations, no revenues, and our assets consist solely of $5,000 in cash. Therefore we are a shell company as defined under Rule 12b-2.

We may require additional funds to achieve our current business strategy, which we may not be able to obtain which would affect our ability to operate.

While the Company will begin operations without raising significant capital by taking on projects from clients who will pay in advance for our services, it is possible that we will require additional funds at some point. There can be no assurance that additional funds will be available to the Company if needed, or, if available, that they will be available on terms which would be acceptable. If the Company’s capital is insufficient to operate successfully, and if additional funding is not available or not available on acceptable terms, the value of any investment in our Company may become worthless. Mr. Groves and the Company’s three other directors (we have a total of four directors) have orally agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act reporting requirements, provided that they are officers or directors of the Company when the obligation is incurred. They have not set a maximum dollar amount that they are willing to provide to the Company, and they are not contractually obligated to fund the Company, and the Company cannot provide assurance that their funding will continue in the future.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it. Because of the exemptions from various reporting requirements provided to us as an “emerging growth company”, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We may not be able to continue to operate as a going concern

Our auditor has expressed the opinion that we may not be able to continue as a going concern. His opinion letter and the notation in the financial statements indicate that we do not have revenues, significant cash reserves, or other material assets and that we are relying on advances from stockholders, officers and directors to meet our limited operating expenses. We may become insolvent if we are unable to pay our debts in the ordinary course of business as they become due.

Our Production operations require us to make subjective determinations as to the potential marketability of an artist.

The Company must make a subjective determination as to the marketability of an artist’s work when defining the terms of a production contract with an artist. If we sign artist’s who ultimately turn out to be unprofitable or fail to sign artists who ultimately turn out to be profitable for competitors, our financial condition may be adversely effected and the value of our securities, if any, may decline in value or become worthless.

Our success depends heavily on one individual and we have no insurance on that individual.

Our success depends almost exclusively on one individual, our President, Edgel Groves. Mr. Groves is the only member of our management team with experience in the music industry. The Company does not carry life or disability insurance on Mr. Groves. If the Company were to lose the services of Mr. Groves before operations or funding would allow the Company to hire other management with industry experience, the Company would most likely fail and the value of our securities, if any, decline in value or become worthless.

Our other Officers and Directors devote limited time to our business, which may negatively impact upon our plan of operations, implementation of our business plan and our potential profitability.

Apart from Mr. Groves, who devotes most of his time to the affairs of the Company, our directors are involved in other businesses, two of them have no experience in the music business, and the three directors other than our president dedicate only a limited amount of time to our business. The limited amount of time our other directors devote to our business and the limited experience which they have in our industry may be inadequate to implement our plan of operations and develop a profitable business.

Having only four directors limits our ability to establish effective independent corporate governance procedures.

We have only four directors (including our President).  Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Any two of our three shareholding directors, voting together, will represent a majority of the shares issued and outstanding and will be able to approve all corporate actions without shareholder consent and will control our Company.

 Our president and director, Edgel Groves, currently owns approximately 34.9% of our Common Stock. Our secretary, treasurer and director, Daniel Masters, currently owns approximately 23.3% of our Common Stock. Our director, Ali Balaban, currently owns approximately 34.9% of our Common Stock. Because of this, any two of them acting in concert will have the controlling vote in all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders. In addition, they are three of the Company's four directors (the fourth, Edgel Groves, Jr., is not a shareholder). Any two of them acting in concert will also be able to elect all of the members of our board of directors, allowing them to exercise significant control of our affairs and management. In addition, any two of our three shareholding directors acting in concert may transact corporate business requiring shareholder approval by written consent, without soliciting the votes of other shareholders.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Many of our competitors are much larger companies and better capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on music recording, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

Our Common Stock may never be publicly traded and holders may have no ability to sell their shares.

There is no established public trading market for our shares of Common Stock, and there is no assurance that our Common Stock will be accepted for quotation on the OTC Bulletin Board or in any other trading system in the future. There can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our Common Stock you may be unable to sell the shares. Accordingly, you should be able to bear the financial risk of losing your entire investment.

Only market makers can apply to quote securities. A market maker who desires to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority ("Finra") Bylaws. The OTC Bulletin Board will not charge us a fee for being quoted on the service. Finra rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. Finra will review the market maker's application (unless an exemption is applicable). If cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain Finra rules and Rule 15c2-11 have been considered by Finra. Furthermore, the clearance should not be construed by any investor as indicating that Finra, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

If our Common Stock does not meet blue sky resale requirements, certain shareholders may be unable to resell our Common Stock.

The resale of Common Stock must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the Common Stock and there is no exemption from qualification in certain states, the holders of the Common Stock or the purchasers of the Common Stock may be unable to sell them.

Our shareholders may face significant restrictions on the resale of our Common Stock due to state "blue sky" laws.

There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. We are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

Current shareholders, and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

 Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by where such securities represent "cheap stock" previously issued to promoters or others. Our officers received stock at a price of $.0005 for each share, and may be deemed to hold "cheap stock." These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

     (a)  Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

     (b)  Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

     (c)  Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

     (d)  Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

     (e)  Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of "cheap stock" issued to promoters or others. Specific limitations on such offerings have been adopted in:

Alaska	Arkansas	California	Delaware	Florida
Georgia	Idaho	Indiana	Nebraska	Nevada
New Mexico	Ohio	Oklahoma	Oregon	Pennsylvania
Rhode Island	South Carolina	Tennessee	Texas	Utah
Vermont	Washington

Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

Our Common Stock will be subject to significant restriction on resale due to federal penny stock restrictions.

The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements will have the effect of reducing the level of trading activity in any secondary market for our stock, and accordingly, shareholders of our Common Stock will find it difficult to sell their securities, if at all.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

     The Company was organized on December 30, 2010 and has had no revenues and minimal expenses since that time, and therefore no significant historical financial information exists. The Company's statement of operations for the period from December 30, 2010 (inception) through December 31, 2012 reflects the following:

                        Revenues               $   0

                        Expenses                 118

                                               -----

                        Profit (Loss)          $(118)

                                               =====

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company is a shell company. A shell company, as defined under Rule 12b-2 of the Securities Exchange Act of 1934, is a registrant that has no or nominal operations and either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Currently we have no operations, no revenues, and our assets consist solely of $5,000 in cash. Therefore we are a shell company as defined under Rule 12b-2.

     1) Liquidity: The Company had $5,000 in cash and no other liquid assets at December 31, 2012. It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein, however we believe that the Company has sufficient capital and liquidity to meet its obligations over the next twelve months. This is (1) because our president, Edgel Groves, and one of our other directors, Edgel Groves, Jr., have numerous contacts in the music industry, and (2) because our officers and directors have agreed not to draw a salary or otherwise charge the Company for their time until such time as a positive cash flow from operations develops which would permit compensation, and (3) because our plan of operation, for the foreseeable future, is to require payment in advance from the client for recording services, CDs, and promotional merchandise, at least in an amount equal to actual out of pocket costs, thus eliminating the need for our own capital to cover this aspect of our operations . We have no employees and we have no plans to raise additional capital. Further, the President and the other three directors have agreed to pay the expenses associated with our reporting obligations under the 1934 Securities Exchange Act with their personal funds, as interest free loans to the Company or as capital contributions. However, this is a voluntary agreement; our four directors are not contractually obligated to pay these expenses. One loan in the amount of $1,040 was advanced by a director during the first quarter of 2013 and repaid during the second quarter of 2013.  There are no liabilities to an officer or director outstanding as of the date hereof.

     2) Capital Resources: As noted above, the Company has limited capital resources. The Company expects to charge in advance for music production services and product manufacturing and will rely upon interest free loans or capital contributions from its four directors to meet its reporting needs as a public company.

     3) Results of Operations: As noted above, the Company has developed its business plan but has conducted no operations other than organizational efforts and the preparation of this Form 10 and the audit of its financial statements. The Company’s business plan calls for the sale, on a special order, wholesale basis, of CDs and promotional merchandise such as caps and T-shirts to recording artists. Recording artists typically sell such merchandise to their fans on a retail basis at concerts and through their own websites. This business model relieves the Company of the need to distribute, market, or sell such merchandise to the public. We may sell music that can be digitally downloaded from websites such as Apple’s iTunes, but this will involve no cost to the Company once recording is completed, and recording costs are paid by the music artists or other clients. To the extent that we sell music through sites such as iTunes it will most likely be on a revenue sharing basis with the recording artists; this will compensate the Company for organizing the upload of the music.

     4) Off-Balance Sheet Arrangements: The Company has no off balance sheet arrangements.

INFORMATION ABOUT MARKET RISK

     The Company is not currently subject to fluctuations in interest rates, currency exchange rates, or other financial market risks. We anticipate that all of our business activities will be conducted in the United States. To the extent that we sell recordings or merchandise outside the United States we expect to charge for these in US Dollars. Therefore we do not expect to become subject to fluctuations in currency exchange rates. Our four directors have agreed to extend loans to the Company as needed to meet obligations, however these will be interest free.

ITEM 3. DESCRIPTION OF PROPERTY

        We presently utilize minimal, shared office space of approximately 150 square feet at 629 Neals Lane, Gallatin, Tennessee 37066. This office space is provided to the Company by a recording studio on a rent free basis, and it is anticipated that this arrangement will remain until such time as the Company requires dedicated office space. Other than the use of this office the Company has no property. The Company will rent studio space when needed for recording and editing purposes for an hourly or daily fee. We can rent studio space in the same facility where we currently enjoy rent free office space for $85 per hour or $850 per day. Management believes that this arrangement will meet the Company's needs for the foreseeable future.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(A) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the security and beneficial ownership for each class of our equity securities for any person who is known to be the beneficial owner of more than five (5%) percent of the Company.

                                                   Amount and

                                                   Nature of

Title        Name and Address of                   Beneficial        Percent

of Class     Beneficial Owner                      Owner             of Class

--------     ----------------                      -----             --------

Common       Ali Balaban

6,000,000          34.9%

             Ayazaga Maslak Yolu No: 5/A Kat: 3

             Maslak, Sisli 34396 Istanbul-TURKEY

Common

     Edgel Groves

6,000,000          34.9%

 144 Hammond Hester Rd.

     Dawsonville, GA 30534

Common       Daniel Masters

4,000,000

    23.3%

             P. O. Box 66

             La Jolla, CA 92038

The remaining 1,180,000 shares of the Company's outstanding common stock are held by 48 persons, no one of which is known to be the beneficial owner of five percent (5%) or more of the Company's common shares. There are, as of the date hereof, a total of 17,180,000 common shares issued and outstanding and no preferred shares issued or outstanding.

(B) SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the ownership for each class of equity securities of the Company owned beneficially and of record by all of our directors and officers.

Amount and

Nature of

Title        Name and Address of

Beneficial        Percent

of Class     Beneficial Owner

Owner             of Class

--------     ----------------

-----             --------

Common

Ali Balaban

6,000,000          34.9%

Director

Ayazaga Maslak Yolu No: 5/A Kat: 3

Maslak, Sisli 34396 Istanbul-TURKEY

Common

Edgel Groves

6,000,000          34.9%

President & Director

144 Hammond Hester Rd

Dawsonville, GA 30534

N/A

Edgel Groves, Jr.

     -0-

    0.0%

5724 Hollywood Blvd

Hollywood, CA 90028

Common

Daniel Masters

4,000,000

    23.3%

Secretary, Treasurer & Director

P. O. Box 66

La Jolla, CA 92038

Common

All Officers and

16,000,000         93.1%

Directors as a Group

(four [4] individuals)

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and officers (and promoters, affiliates and control persons) are as follows:

             Name               Age                    Position

             ----               ---                    --------

Edgel Groves            71

President/Director

Daniel Masters          68

Secretary/Treasurer/Director

Edgel Groves, Jr.       30

Director

Ali Balaban             44

Director

     The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

RESUMES

Mr. Groves, age 71, has enjoyed a more than fifty year career as a recording artist, producer, songwriter and owner of a BMI registered publishing house. He has served as Chief Executive Officer and President of this Company since February 1, 2013. He has been the owner of Songs of American International Music, a BMI registered publishing house, since approximately 1975.  He served as Chief Executive Officer and Chief Financial Officer of Stars of Music, Inc. from 2001 through 2006, and since 2006  he has been independently producing studio recordings for other artists and appearing in concerts. He has produced music recordings and videos for numerous artists and has produced music specials for WATC, a television station in Atlanta, Georgia. In 1981 Mr. Groves recorded the hit single “Footprints in the Sand” which sold millions of copies and was #1 in "country music," became a cross over hit, and reached #1 in “Christian and country gospel music.” It was also voted the number one requested song of 1981 by American radio DJs. Since then he has released several other recordings including a nine song CD, has given many concerts and has made many TV appearances. Mr. Groves has experience in every phase of the recording and music industry from the creation of a song, to recording, to master mixing, packaging, distribution, marketing, sales and royalties, and he has numerous friends and acquaintances in all aspects of the industry. Mr. Groves was chosen as President and Director of the Company because of his extensive experience in the recording industry and his many contacts in the business.

Daniel Masters, age 68, has been Secretary, Treasurer, and a Director of the Company since December 2010. He is also an attorney and since 2002 he has maintained an independent, solo practice (“Law Offices of Daniel Masters”) practicing business and corporate law with an emphasis on corporate reorganizations. Before establishing his current law practice in 2002, Mr. Masters served as an independent investment banker and corporate finance consultant from 1990 to 2002. Between 1978 and 1989 he worked as an investment banker with L.F. Thompson & Co. and at Capital Technology Group; as Vice President for Finance with the Trilon Group, a private holding company with over a billion dollars in assets; and as President of Golden Gate Capital, a venture capital group. Prior to 1978 Mr. Masters held positions as a legislative aid on the staff of the U.S. Congress and as executive assistant to the President of the University of California. Mr. Masters received his Bachelor of Arts Degree (A.B.) from Harvard University and a Juris Doctorate (J.D.) from Thomas Jefferson School of Law where he served on the Editorial Board of the Law Review. Mr. Masters was initially chosen as a Director of the Company because he represented SGO in its successful bankruptcy reorganization. He has remained a Director because his experience in corporate law and business development allow him to provide valuable legal and business advice to the Company.

Edgel Groves Jr., age 30, joined the Company as a Director in June, 2013. He is the son of our President. He is the manager of artists and repertoire (“A&R”), publicity, and product management for InsideOut Music, a subsidiary of Century Media Records devoted to progressive rock music. As A&R manager for InsideOut he is responsible for all 47 bands managed by the label in North America including such well known groups as Kansas, Sound of Contact, and Queensryche. This includes responsibility for publicity, recordings, concerts, tours, and merchandise sales for these 47 bands. From 2011 to 2013 he was marketing and promotions manager of GlassVille Music, a label headquartered in the Netherlands managing 16 bands. He has toured and played shows extensively as a musician performing in more than 1,500 concerts since 2001 and has played with such artists as Marillion, Pineapple Thief, Edwin McCain, Sister Hazel, REO Speedwagon, Tony Lucca, Marc Broussard, and many more. He has served as tour manager for Flower Kings, Neal Morse Band, Mike Portnoy, Riverside, Jolly, and Sun Domingo, and he has worked as event planner and manager for several music festivals. Mr. Groves studied business and music theory at the University of Georgia. He was elected a Director of the Company because of his extensive experience in the recording industry and his many contacts in the business.

Ali Balaban, age 44, is a Director of the Company. From December 2010 to February 1, 2013 he was President of the Company. During this same period he was also a Director of Yonja Group A.S., the acquirer of Spicy Gourmet Organics, Inc. (SGO) under SGO's bankruptcy plan of reorganization. Yonja sells European and U.S. food supplements and beauty products in Turkey and Mr. Balaban oversees project development at Yonja. From 2000 to 2010 he was the Chief Financial Officer and a Director of Homedrom Direct Response TV International, a retailer of consumer products through direct response television advertising in several European and Asian countries including Germany, Turkey, Ukraine, Kazakhstan, Georgia, Azerbaijan, and Cyprus. He remains a Director of that company. Since 2009 he has also been the Managing Director of Unite Technologies, a Ukraine based business which provides IT management services to major GSM (cell phone) network operators and call centers in Easter European countries. Mr. Balaban currently serves as a consultant on European Union policies and programs for IT, especially the E-Content and Sixth Framework Programs which offer grants and funds for European IT companies. Prior to 2000 Mr. Balaban was an executive at a leading software outsourcing company and at an apparel manufacturer. He earned his BA in Business Administration and his MA in Strategy from Universite Paul Valery in Montpellier, France and an MBA in Business from UCLA. Mr. Balaban was initially chosen as a Director of the Company because of his relationship with Yonja and its role in the successful bankruptcy reorganization of SGO. He has remained a Director because his extensive experience in business will allow him to provide valuable business insight from a perspective outside the recording industry.

OTHER OFFERINGS

     Daniel Masters is currently President and a Director of MedBook World, Inc. and of Three Shades For Everybody, Inc. MedBook World is a shell company, and Three Shades For Everybody is in the business of selling art and collectibles. It's primary asset is a collection of signed, numbered, lithographs by actor Red Skelton. Mr. Balaban and Mr. Masters both serve as Directors of BullsNBears.com, Inc., a company which is developing a website for the delivery of financial information and trading simulations for investors.

CONFLICTS OF INTEREST

     Mr. Groves will continue to receive royalties on the music owned by his music publishing company prior to February 1, 2013, however all music related opportunities which come to Mr. Groves from February 1, 2013 forward will belong to the Company.

Mr. Balaban and Mr. Masters both serve as Directors and Officers of other companies, however none of these competes in the music or entertainment industry and there is no conflict of interest. Mr. Masters is also an attorney and represents various other businesses, however none of these competes in the music or entertainment industry and there is no conflict of interest. Edgel Groves, Jr. is the manager of artists and repertoire (“A&R”), publicity, and product management for InsideOut Music, a progressive rock recording label managing 47 bands. Because InsideOut is in the band management business rather than the recording business we believe that there will be few if any conflicts of interest and that these will be offset by the opportunity to compete for recording and merchandise production opportunities. However, if a conflict of interest should arise Mr. Groves has agreed to immediately notify the other directors and recues himself from directors’ meetings where the conflict will be discussed or voted upon.

     The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

     Also as noted above, Mr. Groves, Jr., Mr. Balaban and Mr. Masters have other employment and, therefore, there is a potential conflict of interest in the time which the officers and directors devote to this Company and to their other employment. We do not currently have an agreement as to the amount of time that will be devoted to the Company's affairs, however these directors have stated that they will devote such time as they believe necessary to the Company's business. Mr. Groves, Sr., will devote his full time to the business of the Company.

ITEM 6. EXECUTIVE COMPENSATION

     None of our four directors has received any compensation for services rendered to the Company since its inception. Our President has agreed that he will not draw a salary or otherwise charge the Company for his time until such time as a positive cash flow from operations develops which would permit compensation. When and if the Company achieves a positive cash flow during the next twelve months, our President will be compensated up to a maximum of $1,000 per week, however the compensation paid to our President will be limited to the lesser of the amount by which cash flow is positive or $1,000 per week. This agreement with our President is oral and is not evidenced by a written contract. There are no agreements in place or contemplated, oral or written, to provide compensation to any other officer or director.

     We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers and directors, and we have no employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our four directors can be considered independent directors. Two of the four, Edgel Groves and Daniel Masters, are currently officers of the Company. Ali Balaban was an officer of the Company within the past three years. Edgel Groves, Jr. is the son of our President.

There have been no related party transactions, or any other transactions required to be disclosed. As noted above, Edgel Groves, Jr., a director, is the son of Edgel Groves, our president. There are no promoters except to the extent the Directors of the Company may be considered to be promoters because of their involvement with the Company’s business plan, and/or its bankruptcy plan of reorganization, and/or their ownership of shares in the Company, and/or their family relationship with our president.

The officers and directors of the Company have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act provided that the lender is an officer or director of the Company when the obligation is incurred. All advances are interest-free and there is no contractual obligation requiring the officers and directors to provide these funds. One loan of $1,040 was advanced in March, 2013 by Daniel Masters, an officer and director of the Company, but has since been repaid. There are no loans outstanding as of the date of this filing.

ITEM 8. LEGAL PROCEEDINGS

     There is no litigation pending or threatened by or against the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND  RELATED STOCKHOLDER MATTERS

(A) MARKET PRICE

     There is no trading market for our Common Stock at present and there has been no trading market to date. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to Finra to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets, LLC ("Pink Sheets"), however there is no assurance that a broker-dealer will agree to make such application or, if one does, that Finra will provide us with a symbol.

     The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. It is likely that our stock, if it trades at all, will be considered a penny stock, and the rules noted above will apply. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

(B) HOLDERS

     There are fifty (50) shareholders of record of the Company's Common Stock. Forty-eight (48) of these shareholders received their shares as a result of the bankruptcy of Spicy Gourmet Organics, Inc. (SGO). In that case the Bankruptcy Court for the Central District of California ordered certain shares of the Company's stock to be distributed to the creditors of SGO. The shares were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

(C) DIVIDENDS

     The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future.

(D) SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

(A) SECURITIES ISSUED IN BANKRUPTCY

     1,180,000 shares of our common stock were distributed to 48 shareholders by order of the U.S. Bankruptcy Court for the Central District of California as part of the confirmed Plan of Reorganization of Spicy Gourmet Organics, Inc. (the "Debtor"). The Court ordered the Company’s securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor and in order to enhance the creditors' opportunity for recovery.

     5,000,000 warrants to purchase shares of our common stock were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization. The warrants consist of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $4.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $5.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $6.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $7.00. All warrants are currently exercisable and may be exercised at any time prior to November 19, 2015.

     The issuance of the 1,180,000 shares of common stock and the 5,000,000 warrants to purchase a total of 5,000,000 shares of common stock were issued in exchange for claims against the estate of the Debtor and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code). In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

(B) SECURITIES ISSUED IN A PRIVATE PLACEMENT

The Company issued 10,000,000 restricted shares of its common stock to two Directors, Ali Balaban and Daniel Masters, at $0.0005 per share on June 30, 2011, for total consideration of $5,000. On February 1, 2013 the Company issued 6,000,000 restricted shares of its common stock to Edgel Groves in exchange for his services. We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuance. We believed that Section 4(2) was available because:

     -    The issuance involved no underwriter, underwriting discounts or commissions;

     -    We placed restrictive legends on all certificates issued;

     -    No sales were made by general solicitation or advertising;

     -    Sales were made only to accredited investors.

In connection with the above transactions, we provided the following to the investor:

     -    Access to all our books and records.

     -    Access to all material contracts and documents relating to our operations.

     -    The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

The 16,000,000 shares of common stock issued in these private placements will not be eligible for resale under Rule 144 until the conditions of Rule 144(i) are met.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The Company's authorized capital stock consists of 100,000,000 Common Shares, par value $0.0001 per share, and 20,000,000 Preferred Shares, par value $0.0001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 17,180,000 Common Shares issued and outstanding as of the date of this filing and no Preferred Shares issued and outstanding as of the date of this filing. We also have warrants outstanding which are convertible into an additional 5,000,000 Common Shares. The warrants are currently exercisable and may be exercised at any time prior to November 19, 2015.

     All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefore. Our Board of Directors is authorized to issue our Preferred Stock in series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

     In addition to the 17,180,000 Common Shares which we currently have outstanding there are 5,000,000 warrants outstanding, each of which is convertible into one share of our Common Stock. These consist of 1,000,000 "A Warrants" each convertible in to one share of common stock at an exercise price of $3.00; 1,000,000 "B Warrants" each convertible in to one share of common stock at an exercise price of $4.00; 1,000,000 "C Warrants" each convertible in to one share of common stock at an exercise price of $5.00; 1,000,000 "D Warrants" each convertible in to one share of common stock at an exercise price of $6.00; and 1,000,000 "E Warrants" each convertible in to one share of common stock at an exercise price of $7.00. All of the warrants are currently exercisable; they will expire if unexercised on November 19, 2015 unless extended by vote of the Board of Directors. All of these warrants were issued to creditors of Spicy Gourmet Organics, Inc. (SGO) by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of SGO. The warrants were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or to its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is not fairly and reasonably entitled to indemnification for such expenses.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The Company's audited financial statements as of December 31, 2012 and 2011 and its unaudited financial statements as of March 31, 2013 and 2012 are attached hereto.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL

 DISCLOSURE

     There are no disagreements with the findings of our accountant.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

     The Company's audited financial statements as of December 31, 2011 and 2012 and its unaudited financial statements as of March 31, 2012 and 2013 are filed herewith. The following Exhibits are filed herewith or incorporated by reference.

     Exhibit:

2.1         Plan of Reorganization

*

3.1.1       Articles of Incorporation

**

3.1.2       Amendment to Articles of Incorporation

**

3.2         Bylaws

**

4.1         Form of "A" Warrant Agreement

*

4.2         Form of "B" Warrant Agreement

*

4.3         Form of "C" Warrant Agreement

*

4.4         Form of "D" Warrant Agreement

*

4.5         Form of "E" Warrant Agreement

*

23.1        Consent of Anton & Chia, CPAs

Filed herewith

*  Incorporated by reference to the filing of our Form 10 on May 21, 2013.

** Incorporated by reference to the filing of our Form 10, Amendment No. 1 on July 3, 2013.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 7, 2013               GOLDEN EDGE ENTERTAINMENT, INC.

                                     By: /s/ Edgel Groves

                                    --------------------------------------

                                         Edgel Groves

                                         President and Director

                                     By: /s/ Daniel Masters

                                    --------------------------------------

                                         Daniel Masters

                                         Secretary, Treasurer and Director

GOLDEN EDGE ENTERTAINMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

December 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Golden Edge Entertainment, Inc.:

We have audited the accompanying balance sheet of Golden Edge Entertainment, Inc. (a development stage company) (the “Company”) as of December 31, 2012,and 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended and for the period from December 30, 2010 (Inception) through December 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of Golden Edge Entertainment, Inc. as of December 31, 2012, and 2011 and the results of its operations and cash flows for the years then ended and for the period from December 30, 2010 (Inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the financial statements, the Company has incurred an accumulated deficit of $66,345 from inception to December 31, 2012.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to this matter are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

April 8, 2013

GOLDEN EDGE ENTERTAINMENT, INC. (A Development Stage Company)
BALANCE SHEET

Assets	December 31, 2012	December 31, 2011

Current assets
Cash	$ 5,000	$ 5,000
Total Current Assets	$ 5,000	$ 5,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares
authorized; no shares issued or outstanding	$ -	$ -
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 11,180,000 shares issued and outstanding
as of 12/31/2012 and 12/31/2011	1,118	1,118
Additional paid-in capital	70,227	70,227
Deficit accumulated during the development stage	(66,345)	(66,345)

Total stockholders' deficit	5,000	5,000

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 5,000	$ 5,000

The accompanying notes are an integral part of these financial statements.

GOLDEN EDGE ENTERTAINMENT INC. (A Development Stage Company)
STATEMENT OF OPERATIONS

	For the year ended December 31, 2012	For the year ended December 31, 2011	For the period from December 30, 2010 (Inception) to December 31, 2012

Revenue	$ -	$ -	$ -
Total Revenue	-	-	-

Expenses
Professional Expenses	-	-	-
General & Admin. Expenses	-	-	66,345

Total Operating Expenses	-	-	66,345

Net loss	$ -	$ -	$ (66,345)

Basic and Diluted Earnings Loss per Share	$ -	$ -

Weighted average shares - basic and diluted	11,180,000	6,180,000

The accompanying notes are an integral part of these financial statements.

GOLDEN EDGE ENTERTAINMENT INC. (A Development Stage Company)
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	In Capital	deficit	Equity
	-	-	-	-	-
Common stock issued per Court Order
at Inception, 12/30/2010	1,180,000	118	12,549	-	12,667
Warrants issued per court order
on 12/30/2010	-	-	53,678	-	53,678
Net loss				(66,345)	(66,345)
Balance December 31, 2010	1,180,000	$ 118	66,227	(66,345)	-

Common Stock issued for cash, 6/30/2011	10,000,000	1,000	4,000		5,000
Net loss	-	-	-	-	-
Balance, December 31, 2011	11,180,000	1,118	70,227	(66,345)	5,000

Net loss	-	-	-	-	-
Balance, December 31, 2012	11,180,000	1,118	70,227	(66,345)	5,000

The accompanying notes are an integral part of these financial statements.

GOLDEN EDGE ENTERTAINMENT INC. A Development Stage Company
STATEMENT OF CASH FLOWS
(unaudited)

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the period from December 30, 2010 (Inception) to December 31, 2012
OPERATING ACTIVITIES
Net loss	$ -	$ -	$ (66,345)
Adjustment to reconcile net income to cash flows provided by operating activities:

Common stock issued per court order	-	-	12,667
Warrants issued per court order	-	-	53,678
Changes in operating assets and liabilities
Accrued liabilities	-	-	-

Net cash used in operating activities	-	-	-

FINANCING ACTIVITIES
Proceeds of loan from related party	-	-	-
Common stock Issuance for officers	-	5,000	5,000
Discount on common stock	-	-	-
Net cash from financing activities	-	5,000	5,000

Net change in cash	-	5,000	5,000

Cash at beginning of period	5,000	-	-

Cash at end of period	$ 5,000	$ 5,000	$ 5,000

The accompanying notes are an integral part of these financial statements.

GOLDEN EDGE ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

Golden Edge Entertainment, Inc. (“the Company” or “the Issuer”) was organized under the name Retail Spicy Gourmet, Inc. under the laws of the State of Delaware on December 30, 2010. The name was changed to Golden Edge Entertainment, Inc. on February 26, 2013. The Company was established as part of the Chapter 11 reorganization of Spicy Gourmet Organics, Inc. (“SGO”). Under SGO’s Plan of Reorganization, as confirmed by the U.S. Bankruptcy Court for the Central District of California, the Company was incorporated to: (1) receive and hold any interest which SGO had in the business of retail sales of imported spices; and (2) issue shares of its common stock to SGO's general unsecured creditors, to its administrative creditors, and to its shareholder.

On February 1, 2013 the Company resolved to enter the music production and distribution business. The Company is a development stage business that intends to develop revenue by providing professional services to recording artists. Such services include production of recordings, management of the manufacture of CDs and internet uploading of music files, and management of the manufacture of promotional merchandise such as T-shirts and caps. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

Activities during the development stage have consisted primarily of formation, establishing relationships with studio owners, engineers, technicians, and manufacturers with whom the Company can contract for services, and administrative efforts related to registration under the 1934 Act.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company is still devoting substantially all of its efforts to establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

BASIS OF ACCOUNTING

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

EARNINGS PER SHARE

The Company computes net income (loss) per share in accordance with the FASB Accounting Standards Codification (“ASC”). The ASC 260 “Earnings Per Share” specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding.  Common equivalent equity instruments such as 5,000,000 warrants were not included in the loss per share calculations because the inclusion would have been anti-dilutive. The 5,000,000 warrants were outstanding as of December 31, 2012 and 2011.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENT

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. As of December 31, 2012 and 2011, the Company had no cash equivalents.

STOCK BASED COMPENSATION

The Company records stock-based compensation in accordance with the ASC 718 “Shares-Based Compensation” FASB Accounting Standards Classification using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

INCOME TAXES

Income taxes are provided in accordance with the ASC 740 “Income Tax” FASB Accounting Standards Classification. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RECENTLY ADOPTED ACCOUNTING STANDARDS

Effective January 2012, FASB adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value

Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

January 2012, FASB adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all nonowner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

NOT ADOPTED

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The Company is evaluating the effect, if any, adoption of ASU 2011-11 will have on its financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect, if any; the adoption of ASU 2013-02 will have on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 3. GOING CONCERN

The Company sustained accumulated deficit during the years ended December 31, 2012 and 2011. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing, as may be required.

The accompanying audited financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

The authorized share capital of the Company consists of 100,000,000 shares of common stock with $0.0001 par value, and 20,000,000 shares of preferred stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK:  As of December 31, 2012, there were a total of 11,180,000 common shares issued and outstanding.

The Company’s first issuance of common stock, totaling 1,180,000 shares, took place on December 30, 2010 pursuant to the Chapter 11 Plan of Reorganization confirmed by the U.S. Bankruptcy Court in the matter of Spicy Gourmet Organics, Inc. (“SGO”). The Court ordered the distribution of shares in Retail Spicy Gourmet, Inc. to all general unsecured creditors of SGO, with these creditors to receive their pro rata share (according to amount of debt held) of a pool of 80,000 shares in the Company. The Court also ordered the distribution of 100,000 shares in the Company to the shareholders of SGO. The Court also ordered the distribution of 1,000,000 shares and 5,000,000 warrants in the Company to the administrative creditors of SGO, with these creditors to receive one share of common stock and five warrants in the Company for each $0.05 of SGO’s administrative debt which they held. The warrants consisted of 1,000,000 “A Warrants” each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 “B Warrants” each convertible into one share of common stock at an exercise price of $4.00; 1,000,000 “C Warrants” each convertible into one share of common stock at an exercise price of $5.00; 1,000,000 “D Warrants” each convertible into one share of common stock at an exercise price of $6.00; and 1,000,000 “E Warrants” each convertible into one share of common stock at an exercise price of $7.00. All warrants are exercisable at any time prior to November 19, 2015.

On June 30, 2011 the Company issued a total of 10,000,000 common shares to its officers and directors for cash totaling $5,000 or $0.0005 per share.

As a result of these issuances there were a total 11,180,000 common shares issued and outstanding, and a total of 5,000,000 warrants to acquire common shares issued and outstanding, at December 31, 2012 and at December 31, 2011.

PREFERRED STOCK:  The authorized share capital of the Company includes 20,000,000 shares of preferred stock with $0.0001 par value. As of December 31, 2012 no shares of preferred stock had been issued and no shares of preferred stock were outstanding.

NOTE 5 - EARNINGS PER SHARE

The computation of earnings (loss) per share for the period ended December 31, 2012 is as follow:

      Years Ended December 31,

    2012                                     2011

Net loss available to common shareholders             $                       -                       $                     -

Weighted average number of common shares                    11,180,000                                6,180,000

Basic Loss per share                                               $                      -                        $                    -

For the period from inception (December 30, 2010) to December 31, 2012 there were 5,000,000 shares issuable upon exercise of warrants. The 5,000,000 warrants were not included in the loss per share calculations because the inclusion would have been anti-dilutive.

NOTE 6. INCOME TAXES

The items accounting for the difference between income taxes computed at the federal statutory rate and the benefit for income taxes were as follow:

	December 31, 2012	December 31, 2011
Provision computed at federal statutory rate	34.00%	34.00%
State tax, net of federal tax benefit	0.00%	0.00%
Valuation allowance	-34.00%	-34.00%
Effective income tax rate	0.00%	0.00%

Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.  The following summarizes the deferred tax assets as of December 31, 2012 and December 31, 2011:

	December 31, 2012	December 31, 2011
Net Operating Losses	$ -	$ -
Less: Valuation allowance
Net Deferred Tax Asset	$ -	$ -

Due to a potential change in ownership under IRC 382, the amount of net operating loss that the Company may utilize in a future year may be limited under IRC Section 382.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by a valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not.

The Company considers many factors when assessing the likelihood of future realization of our deferred tax assets, including recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carry-forward periods available to us for tax reporting purposes, and other relevant factors.

At December 31, 2012, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized.  Accordingly, the Company has recorded a valuation allowance equivalent to 100% of its cumulative deferred tax assets.

As a result of the implementation of certain provisions of ASC 740 the Company performed an analysis of its previous tax filings and determined that there were no positions taken that it considered materially uncertain.  Therefore, there was no provision for uncertain tax positions for the years ended December 31, 2012 and 2011.  Future changes in uncertain tax positions are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance.

NOTE 7. RELATED PARTY TRANSACTIONS

A shareholder  advances the Company the necessary funds to cover customary expenses. There were no shareholder advances during the fiscal year ended December 31, 2012, and 2011.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office space and services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8. WARRANTS

On December 30, 2010 (inception), the Company issued 5,000,000 warrants exercisable into 5,000,000 shares of the Company’s common stock. These warrants were issued per order of the U.S. Bankruptcy Court in the matter of Spicy Gourmet Organics, Inc. (“SGO”) to the administrative creditors of SGO. These creditors received an aggregate of 5,000,000 warrants consisting of 1,000,000 “A Warrants” each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 “B Warrants” each convertible into one share of common stock at an exercise price of $4.00; 1,000,000 “C Warrants” each convertible into one share of common stock at an exercise price of $5.00; 1,000,000 “D Warrants” each convertible into one share of common stock at an exercise price of $6.00; and 1,000,000 “E Warrants” each convertible into one share of common stock at an exercise price of $7.00. All warrants are exercisable at any time prior to November 19, 2015. As of the date of this report, no warrants have been exercised. The gross value of $53,678 (or approximately $0.0107356 per warrant) were assigned to the warrants.

NOTE 9. SUBSEQUENT EVENTS

On February 1, 2013, the Company resolved to enter the music production and distribution business, to accept the resignation of Ali Balaban as President of the Company, and to appoint Edgel Groves as the new President of the Company. Also on February 1, 2013 Edgel Groves acquired six million (6,000,000) shares of common stock in the Company in exchange for services.

On February 26, 2013, the name of the Company was changed from Retail Spicy Gourmet, Inc. to Golden Edge Entertainment, Inc. by unanimous vote of the Board of Directors, with the consent of a majority in interest of shareholders, and by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware.

GOLDEN EDGE ENTERTAINMENT, INC.

(A Development Stage Company)

Financial Statements for the Three Months Ended

March 31, 2013 and 2012

(Unaudited)

Balance Sheet

Statement of Operations

Statement of Changes in Shareholders’ Equity

Statement of Cash Flows

Notes to Financial Statements

GOLDEN EDGE ENTERTAINMENT INC. (A Development Stage Company)
BALANCE SHEET
(Unaudited)

ASSETS	March 31, 2013
		December 31, 2012
	(Unaudited)	(Audited)
Current assets
Cash	$ 5,000	$ 5,000
Total Current Assets	$ 5,000	$ 5,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Related party payable	$ 1,040	$ -
Total Liabilities	1,040	-

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares
authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 17,180,000 shares issued and outstanding
as of 3/31/2013 and 11,180,000 shares issued and	-	-
outstanding as of 12/31/2012	1,718	1,118
Additional paid-in capital	70,227	70,227
Deficit accumulated during the development stage	(67,985)	(66,345)
Total stockholders' deficit	3,960	5,000

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 5,000	$ 5,000

The accompanying notes are an integral part of these financial statements.

GOLDEN EDGE ENTERTAINMENT INC. (A Development Stage Company)
STATEMENT OF OPERATIONS
(Unaudited)

	Three months ended March 31, 2013	Three months ended March 31, 2012	For the period from December 30, 2010 (Inception) to March 31, 2013

Revenue	$ -	$ -	$ -
Total Revenue	-	-	-

Expenses
Professional Expenses	1,040	-	1,040
General & Admin. Expenses	600	-	66,945

Total Operating Expenses	1,640	-	67,985

Net loss	$ (1,640)	$ -	$ (67,985)

Basic and Diluted Earnings Loss per Share	$ (0.0001)	$ -

Weighted average shares - basic and diluted	15,180,000	11,180,000

The accompanying notes are an integral part of these financial statements.

GOLDEN EDGE ENTERTAINMENT, INC. (A Development Stage Company)
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(Unaudited)

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	In Capital	deficit	Equity
	-	-	-	-	-
Common stock issued per Court Order
at Inception, 12/30/2010	1,180,000	118	12,549	-	12,667
Warrants issued per court order
on 12/30/2010	-	-	53,678	-	53,678
Common Stock issued for cash, 12/30/2010	10,000,000	1,000	4,000	-	5,000
Net loss for period ended 12/31/2010	-	-	-	(66,345)	(66,345)
Balance December 31, 2010	11,180,000	$ 1,118	70,227	(66,345)	5,000

Net loss for year ended 12/31/2011	-	-	-	-	-
Balance, December 31, 2011	11,180,000	1,118	70,227	(66,345)	5,000

Net loss for year ended 12/31/2012	-	-	-	-	-
Balance, December 31, 2012	11,180,000	1,118	70,227	(66,345)	5,000

Common Stock issued for services, 2/1/2013	6,000,000	600	-	-	600
Net loss for quarter ended 3/31/2013	-	-	-	(1,640)	(1,640)
Balance, March 31, 2013	17,180,000	1,718	70,227	(67,985)	3,960

The accompanying notes are an integral part of these financial statements.

GOLDEN EDGE ENTERTAINMENT INC. A Development Stage Company
STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	For the period from December 30, 2010 (Inception) to March 31, 2013
OPERATING ACTIVITIES
Net loss	$ (1,640)	$ -	$ (67,985)
Adjustment to reconcile net loss to net cash used in operations:
Common stock issued per court order	-	-	12,667
Warrants issued per court order	-	-	53,678

Net changes in operations	(1,640)	-	(1,640)

FINANCING ACTIVITIES
Common stock Issuance	600		5,600
Proceeds of Loan from related party	1,040		1,040
Net cash from financing activities	1,640	-	6,640

Net change in cash	-	-	5,000

Cash at beginning of period	5,000	5,000	-

Cash at end of period	$ 5,000	$ 5,000	$ 5,000

Supplemental Disclosures of Cash Flow
Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

GOLDEN EDGE ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

March 31, 2013

(Unaudited)

Golden Edge Entertainment, Inc. (“the Company” or “the Issuer”) was organized under the name Retail Spicy Gourmet, Inc. under the laws of the State of Delaware on December 30, 2010. The name was changed to Golden Edge Entertainment, Inc. on February 26, 2013. The Company was established as part of the Chapter 11 reorganization of Spicy Gourmet Organics, Inc. (“SGO”). Under SGO’s Plan of Reorganization, as confirmed by the U.S. Bankruptcy Court for the Central District of California, the Company was incorporated to: (1) receive and hold any interest which SGO had in the business of retail sales of imported spices; and (2) issue shares of its common stock to SGO's general unsecured creditors, to its administrative creditors, and to its shareholder.

On February 1, 2013 the Company resolved to enter the music production and distribution business. The Company is a development stage business that intends to develop revenue by providing professional services to recording artists. Such services include production of recordings, management of the manufacture of CDs and internet uploading of music files, and management of the manufacture of promotional merchandise such as T-shirts and caps. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

Activities during the development stage have consisted primarily of formation, establishing relationships with studio owners, engineers, technicians, and manufacturers with whom the Company can contract for services, and administrative efforts related to registration under the 1934 Act.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company is still devoting substantially all of its efforts to establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

BASIS OF ACCOUNTING

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

EARNINGS PER SHARE

The Company computes net income (loss) per share in accordance with the FASB Accounting Standards Codification (“ASC”). The ASC 260 “Earnings Per Share” specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding.  Common equivalent equity instruments such as 5,000,000 warrants were not included in the loss per share calculations because the inclusion would have been anti-dilutive. The 5,000,000 warrants were outstanding as of December 31, 2012 and 2011.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENT

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. As of December 31, 2012 and 2011, the Company had no cash equivalents.

STOCK BASED COMPENSATION

The Company records stock-based compensation in accordance with the ASC 718 “Shares-Based Compensation” FASB Accounting Standards Classification using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

INCOME TAXES

Income taxes are provided in accordance with the ASC 740 “Income Tax” FASB Accounting Standards Classification. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RECENTLY ADOPTED ACCOUNTING STANDARDS

Effective January 2012, FASB adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value

Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

January 2012, FASB adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all nonowner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

NOT ADOPTED

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The Company is evaluating the effect, if any, adoption of ASU 2011-11 will have on its financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect, if any; the adoption of ASU 2013-02 will have on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 3. GOING CONCERN

The Company sustained accumulated deficit during the years ended December 31, 2012 and 2011. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing, as may be required.

The accompanying audited financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

The authorized share capital of the Company consists of 100,000,000 shares of common stock with $0.0001 par value, and 20,000,000 shares of preferred stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK:  As of March 31, 2013, there were a total of 17,180,000 common shares issued and outstanding.

The Company’s first issuance of common stock, totaling 1,180,000 shares, took place on December 30, 2010 pursuant to the Chapter 11 Plan of Reorganization confirmed by the U.S. Bankruptcy Court in the matter of Spicy Gourmet Organics, Inc. (“SGO”). The Court ordered the distribution of shares in Retail Spicy Gourmet, Inc. to all general unsecured creditors of SGO, with these creditors to receive their pro rata share (according to amount of debt held) of a pool of 80,000 shares in the Company. The Court also ordered the distribution of 100,000 shares in the Company to the shareholders of SGO. The Court also ordered the distribution of 1,000,000 shares and 5,000,000 warrants in the Company to the administrative creditors of SGO, with these creditors to receive one share of common stock and five warrants in the Company for each $0.05 of SGO’s administrative debt which they held. The warrants consisted of 1,000,000 “A Warrants” each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 “B Warrants” each convertible into one share of common stock at an exercise price of $4.00; 1,000,000 “C Warrants” each convertible into one share of common stock at an exercise price of $5.00; 1,000,000 “D Warrants” each convertible into one share of common stock at an exercise price of $6.00; and 1,000,000 “E Warrants” each convertible into one share of common stock at an exercise price of $7.00. All warrants are exercisable at any time prior to November 19, 2015.

On June 30, 2011 the Company issued a total of 10,000,000 common shares to its officers and directors for cash totaling $5,000 or $0.0005 per share. On February 1, 2013 the Company issued 6,000,000 common shares to an officer for services.

As a result of these issuances there were a total 17,180,000 common shares issued and outstanding, and a total of 5,000,000 warrants to acquire common shares issued and outstanding, at March 31, 2013.

PREFERRED STOCK:  The authorized share capital of the Company includes 20,000,000 shares of preferred stock with $0.0001 par value. As of March 31, 2013 no shares of preferred stock had been issued and no shares of preferred stock were outstanding.

NOTE 5 - EARNINGS PER SHARE

The computation of earnings (loss) per share for the period ended March 31, 2013 is as follow:

      Quarters Ended March 31,

             2013                                     2012

Net loss available to common shareholders             $                  (1,640)                  $                    -

Weighted average number of common shares                       15,180,000                               11,180,000

Basic Loss per share                                               $                (0.0001)                  $                    -

For the period from inception (December 30, 2010) to March 31, 2013 there were 5,000,000 shares issuable upon exercise of warrants. The 5,000,000 warrants were not included in the loss per share calculations because the inclusion would have been anti-dilutive.

NOTE 6. INCOME TAXES

The Company has had no business activity and made no U.S. federal income tax provision since its inception on December 30, 2010.

NOTE 7. RELATED PARTY TRANSACTIONS

A shareholder advances the Company the necessary funds to cover customary expenses. There was one shareholder advance during the three months ended March 31, 2013.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office space and services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8. WARRANTS

On December 30, 2010 (inception), the Company issued 5,000,000 warrants exercisable into 5,000,000 shares of the Company’s common stock. These warrants were issued per order of the U.S. Bankruptcy Court in the matter of Spicy Gourmet Organics, Inc. (“SGO”) to the administrative creditors of SGO. These creditors received an aggregate of 5,000,000 warrants consisting of 1,000,000 “A Warrants” each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 “B Warrants” each convertible into one share of common stock at an exercise price of $4.00; 1,000,000 “C Warrants” each convertible into one share of common stock at an exercise price of $5.00; 1,000,000 “D Warrants” each convertible into one share of common stock at an exercise price of $6.00; and 1,000,000 “E Warrants” each convertible into one share of common stock at an exercise price of $7.00. All warrants are exercisable at any time prior to November 19, 2015. As of the date of this report, no warrants have been exercised. The gross value of $53,678 (or approximately $0.0107356 per warrant) were assigned to the warrants.

NOTE 9. SUBSEQUENT EVENTS

None.